SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   August 5, 2009

Chaolei Marketing and Finance Company
 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Florida	000-50214	65-0968839
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

511 NE 94th Street, Building 2, Miami Shores, Florida 33138
 (FORMER ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(305) 759-2444
 (ISSUER TELEPHONE NUMBER)

2416 Lincoln Street, Hollywood, FL 33020
 (FORMER ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Resignation of Officer

Effective August 5, 2009, Mr. Bruce S. Trulio resigned as the Assistant Secretary of our company.  There were no disagreements between Mr. Trulio and us or any officer or director of the Company.

Appointment of Officer

Effective August 5, 2009, the directors appointed Mr. Stuart Cooper as assistant secretary, registered agent and a member of our Board of Directors. The business background description of Mr. Cooper is as follows:

Mr. Stuart D. Cooper

Stuart D. Cooper, Certified Public Accountant, is a consultant and auditor in the areas of Public Companies, Securities Regulatory Compliance, and Regulatory Compliance for Financial Institutions for over 40 years.  He has aided many companies in structuring there financial transaction, obtaining access to capital and where applicable going public. He is qualified as an expert witness in the areas of securities, business evaluation, accounting issues and interpretation, and tax at State, Federal, and Appellate levels.   He is founder and chief executive officer of many corporations including Private Funding, a troubled debt restructuring entity. With an expertise in bank systems, procedures, and accounting, he was a founder and director of a Financial Institution. He provides forensic Litigation Consulting Services through Legal Counsel for Financial Institutions.  He aids Company's through the process of going public from understanding, to concept, to reverse merger or IPO. He coordinates Legal, Accounting, Filing, Edgarization, Shareholder Matters, Contracts, and Valuation.  In prior years, he consulted to Financial Institutions for portfolios completeness, aiding Financial Institutions in resale of Bond and Loan Inventories. Mr. Cooper developed a new Financial Instrument to recapitalize Financial Institutions.  He invented and tested products for HP, Ti, IBM and Verbatim.

There is no family relationship between Mr. Cooper and our current Director and Officer.  Mr Cooper has not been nor is he a party to any transaction within the last fiscal year, or any currently proposed which we are a party.

ITEM 9.01 EXHIBITS.

(c)	Exhibits.

10.1 Resignation Letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Chaolei Marketing and Finance Company

Date: August 14, 2009	By:	/s/ Luo Fan
Luo Fan
Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer, Controller Principal Accounting Officer